UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2015

CrossAmerica Partners LP

(Exact name of registrant specified in its charter)

Delaware	001-35711	45-4165414
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 West Hamilton Street, Suite 500

Allentown, PA 18101

(Address of principal executive offices, zip code)

(610) 625-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

The general partner (the “General Partner”) of CrossAmerica Partners LP (the “Partnership”) (NYSE: CAPL), a publicly traded Delaware limited partnership, is owned and controlled by CST Brands, Inc. (“CST Brands”) (NYSE: CST), a publicly traded Delaware corporation.

Pursuant to a Contribution Agreement (the “Contribution Agreement”), dated December 16, 2014, by and among the Partnership, CST Brands and CST Services LLC (“CST Services”), an indirect wholly owned subsidiary of CST Brands, on January 2, 2015 (the “Closing”), the Partnership completed its previously announced acquisition, effective January 1, 2015, of a 5% limited partner interest in CST Fuel Supply LP (“CST Fuel”) from CST Services in exchange for 1,497,946 newly issued common units representing limited partner interests in the Partnership (“Common Units”).

CST Fuel owns 100% of the issued and outstanding membership interests in CST Marketing and Supply LLC (“CSTMS”), which is a party to a fuel supply agreement with a subsidiary of Valero Energy Corporation. The general partner of CST Fuel is CST USA, Inc., a wholly owned subsidiary of CST Brands. CST Brands will continue to indirectly own a 95% limited partner interest in CST Fuel.

Immediately prior to Closing and effective January 1, 2015, CST Services, CSTMS and certain subsidiaries of CST Services (“Purchasers”) entered into a fuel distribution agreement (the “Fuel Distribution Agreement”), pursuant to which CSTMS will, on an annual basis, sell and deliver to the Purchasers, and the Purchasers will purchase, for at least 10 years no less than 1.57 billion gallons of branded and unbranded motor fuels at a fixed net margin of $0.05 per gallon for resale at retail sites operated by such Purchasers.

The terms of the Contribution Agreement and Fuel Distribution Agreement were unanimously approved on behalf of the Partnership by the conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner. The Conflicts Committee, which is comprised of the independent members of the board of directors of the General Partner, retained independent legal and financial advisors to assist in evaluating and negotiating the transaction. In approving the transaction, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership is fair to the unaffiliated common unitholders of the Partnership from a financial point of view.

Item 3.02 Unregistered Sales of Equity Securities.

As discussed in Item 2.01 above, on January 2, 2015, the Partnership issued 1,497,946 Common Units to CST Services in exchange for a 5% limited partner interest in CST Fuel Supply LP. This issuance of the Common Units was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
	By:	CrossAmerica GP LLC
its general partner

Dated: January 8, 2015	By:	/s/ Gérard J. Sonnier
Name: Gérard J. Sonnier
Title: Corporate Secretary